UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 26, 2012

CHINA SHEN ZHOU MINING & RESOURCES, INC .

(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043

(Address of principal executive offices)

86-010-8890-6927

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 23, 2012, China Shen Zhou Mining & Resources, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment No. 1”) to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of March 21, 2012, by and among the Company and certain institutional Investors (the “Investors”), which relates to the purchase and sale of shares of the Company’s Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock” or the “Preferred Stock”) and warrants to purchase common stock of the Company described in the Company’s prior Current Report on Form 8-K, dated March 21, 2012. Prior to the initial closing of the transactions contemplated by the Securities Purchase Agreement, the parties thereto entered into Amendment No. 1 to provide for, among other things, the amendment and restatement of the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company (the “Amended Certificate of Designations”).

The form of the Amended Certificate of Designations and the form of Amendment No. 1 are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s Preferred Stock, when outstanding, will accrue dividends from the initial issuance date, at a rate of 5% per annum until such time as it is converted into common stock or otherwise redeemed. In addition, the Company may be required to redeem all of the outstanding Preferred Stock if the Preferred Stock has not been converted into common stock or otherwise redeemed on or before the 13 month anniversary of the initial issuance date.

Item 3.03 Material Modification to Rights of Security Holders.

The holders of the Series A Convertible Preferred Stock will generally have no voting rights, except as required from time to time by law and except that the consent of the holders of a majority of the outstanding Series A Convertible Preferred Stock will be required to

(i)	alter or amend the Amended Certificate of Designations or any other organizational document of the Company in a manner that adversely affects the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Convertible Preferred Stock;

(ii)	increase or decrease the number of authorized shares of Series A Convertible Preferred Stock;

(iii)	create or authorize any new class or series of shares that has a preference over or is on a parity with the Series A Convertible Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company;

(iv)	purchase, repurchase or redeem any shares of common stock (other than (a) pursuant to equity incentive agreements with employees giving us the right to repurchase shares upon the termination of services at cost);

(v)	pay dividends or make any other distribution on the common stock or other stock junior in rank to the Series A Convertible Preferred Stock;

(vi)	issue any Series A Convertible Preferred Stock other than pursuant to the Securities Purchase Agreement; or

(vii)	whether or not prohibited by the terms of the Series A Convertible Preferred Stock, circumvent a right of the Series A Convertible Preferred Stock.

In matters where holders of the Series A Convertible Preferred Stock are entitled to vote, each share of the Series A Convertible Preferred Stock shall be entitled to one vote.

The foregoing description of the amendment to articles of incorporation is qualified in its entirety by reference to the full text of the Amended Certificate of Designation, a form of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2012, the Company filed with the Nevada Secretary of State the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company (the “Certificate of Designations”), which created the Preferred Stock that will be issued by the Company. On March 26, 2012, the Company filed with the Nevada Secretary of State the Amended Certificate of Designations, which amended and restated the Certificate of Designations.

Each share of Preferred Stock will be initially convertible into a number of shares of common stock determined by dividing the stated value by the conversion price. The initial conversion price is subject to adjustment in certain circumstances, including stock splits, stock dividends, rights offerings, or combinations of the Company’s common stock.

The Company’s Preferred Stock, when outstanding, will accrue dividends from the initial issuance date, at a rate of 5% per annum until such time as it is converted into common stock or otherwise redeemed. In addition, the Company may be required to redeem all of the outstanding Preferred Stock if the Preferred Stock has not been converted into common stock or otherwise redeemed on or before the 13 month anniversary of the initial issuance date.

Holders of the preferred stock have certain limited voting rights, which are described under Item 3.03 of this current report and incorporated herein by reference.

The foregoing description of the amendment to articles of incorporation is qualified in its entirety by reference to the full text of the Amended Certificate of Designation, a form of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Amended and Restated Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of China Shen Zhou Mining & Resources, Inc.

10.1	Form of Amendment No. 1 to the Securities Purchase Agreement, dated as of March 23, 2012, by and among the China Shen Zhou Mining & Resources, Inc. and the investors party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Shen Zhou Mining & Resources, Inc.

Date: March 26, 2012	By:	/s/ Xiaojing Yu
Xiaojing Yu
Chief Executive Officer

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